UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

MAKEMUSIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-26192	41-1716250
(Commission File Number)	(IRS Employer Identification No.)

7615 Golden Triangle Drive, Suite M

Eden Prairie, MN 55344-3848

(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of MakeMusic, Inc. (the “Company”) was held on August 24, 2011. There were 4,861,644 shares of Company common stock eligible to vote as of June 27, 2011, the record date for the Annual Meeting, and 3,918,598 shares (80.60%) of Company common stock were represented in person or by proxy at the Annual Meeting.

At the Annual Meeting, seven nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified. The nominees elected and the final voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Robert B. Morrison	1,532,859	145,027	2,240,712
Karen T. van Lith	1,543,517	134,369	2,240,712
Trevor D’Souza	1,593,781	84,105	2,240,712
Keith A. Fenhaus	1,603,109	74,777	2,240,712
Jeffrey A. Koch	1,574,140	103,746	2,240,712
Graham Richmond	1,603,159	74,727	2,240,712
Michael Skinner	1,603,159	74,727	2,240,712

The shareholders also ratified the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,905,744	10,829	2,025	0

A transcript of the remarks made by representatives of the Company and the question and answer portion of the Annual Meeting is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1	Transcript of the MakeMusic, Inc. Annual Meeting of Shareholders, held August 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2011

MAKEMUSIC, INC.

/s/ Karen L. VanDerBosch
Karen L. VanDerBosch
Chief Financial Officer

EXHIBIT INDEX

MakeMusic, Inc.

Form 8-K Current Report

Exhibit Number	Description

99.1	Transcript of the MakeMusic, Inc. Annual Meeting of Shareholders, held August 24, 2011.